Exhibit 99.1

CONTACT INFORMATION

Investor Relations
Contact:	Blair A. (Andy) Rieth, Jr., Vice President, Investor Relations
Phone:	312-819-7259
Email:	andy.rieth@hill-rom.com

Media
Contact:	Larry Baumann, Executive Director, Corporate Communications
Phone:	312-819-7248
Email:	larry.baumann@hill-rom.com

HILL-ROM REPORTS SECOND QUARTER RESULTS AHEAD OF GUIDANCE; INCREASES 2015 ADJUSTED EARNINGS OUTLOOK

•	Reported revenue increased 14 percent versus prior year to $475 million, up 6 percent on an organic constant currency basis
•	Adjusted diluted earnings per share of $0.64 compare to $0.57 in the prior year
•	Reported diluted earnings per share of $0.45 compare to a loss of $0.06 in the prior year
•	Year to date operating cash flow of $87 million compares to $78 million in the prior year
•	Full year adjusted earnings per share are now expected to be $2.50 to $2.54; Full-year reported revenue is now expected to grow 10 to 11 percent

CHICAGO, Ill., May 5, 2015 -- Hill-Rom Holdings, Inc. (NYSE: HRC) announced financial results for its second quarter ended March 31, 2015, and increased its 2015 financial outlook.  Adjusted earnings per diluted share of $0.64 increased 12 percent from $0.57 in the prior year, while reported earnings per diluted share of $0.45 increased from a loss of $0.06.  Adjustments to reported earnings are detailed in the reconciliation schedules provided.

Hill-Rom’s quarterly revenue of $475 million increased 14 percent compared to last year, or 21 percent on a constant currency basis, primarily due to the Trumpf Medical acquisition and strong North America capital revenue growth.  Excluding the benefit of Trumpf, constant currency growth was 6 percent, driven primarily by 16 percent growth in the North America capital business.  Domestic revenue was $297 million, up 13 percent, while revenue outside the United States of $178 million increased 36 percent on a constant currency basis.

Management Comments

“We are pleased to report another quarter of strong revenue and adjusted earnings growth.  Organic revenue growth was the strongest in three years, as our North America and Surgical/Respiratory Care businesses performed well. In addition, we launched several important new products,” said John Greisch, Hill-Rom President and Chief Executive Officer.  “Despite incremental currency headwinds, we are raising our full-year outlook, reflecting our improved operational execution.”

Second Quarter Financial Results and Operational Highlights

-- Revenue:

-- North America.  North America revenue increased 10 percent to $247 million.  Capital sales increased 16 percent, while rental revenue increased 5 percent, excluding the impact of the previously exited third party reimbursed home care rental business.  As reported, rental revenue declined 2 percent.

-- International.  International segment revenue was flat on a constant currency basis and down 14 percent on a reported basis to $108 million.  On a constant currency basis, capital revenue was flat with the prior year while rental revenue increased 2 percent.

-- Surgical/Respiratory Care.  Surgical and Respiratory Care revenue increased 83 percent to $120 million, reflecting 1 percent organic constant currency growth plus the addition of Trumpf Medical.

-- Year-to-date operating cash flow was $87 million compared to $78 million in the prior year.

-- Hill-Rom’s investment in innovation resulted in the launch of two new bariatric products during the quarter:

-- Compella™ Bariatric Bed, Hill-Rom’s latest advance in bariatric care, streamlines workflow, delivers safe patient care and enhances patient dignity.  Features include the exclusive powered width expansion and IntelliDrive® XL powered transport system.

-- LikoGuard™ L/XL Overhead Lift System facilitates safe mobilization for patients up to 800 pounds/363 kg.  Innovations such as a patented emergency lowering mechanism and a newly-designed slingbar provide confidence for the caregiver and security for the patient.

Please see the attached schedules for additional information, including condensed financial information, a summary balance sheet, a cash flow statement and reconciliations of GAAP to adjusted financial measures.

For a more complete review of Hill-Rom’s results, please refer to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015.

Financial Guidance Summary

Revenue:  For fiscal 2015, Hill-Rom expects reported revenue growth of 10 to 11 percent compared to 11 to 12 percent previously.  This reflects:
•	low to mid-single-digit constant currency organic growth; and
•	negative currency impact of approximately 6 percent compared to 4 percent previously.

For the third quarter of fiscal 2015, Hill-Rom expects reported revenue growth of 13 to 15 percent.  This reflects:
•	mid-single-digit constant currency organic growth; and
•	negative currency impact of approximately 8 percent.

Adjusted Earnings per Diluted Share:  The Company expects full-year adjusted earnings per diluted share to be $2.50 to $2.54, compared to $2.44 to $2.50 previously.

Third quarter adjusted earnings per diluted share are expected to be $0.58 to $0.61.

Cash Flow:  Hill-Rom expects cash flow from operations for the full year to be approximately $250 million, unchanged from prior guidance.

Discussion of Adjusted Financial Measures

Hill-Rom Holdings, Inc. routinely provides earnings per share results and guidance on an adjusted basis because the Company’s management believes that the presentation provides useful information to investors.  This measure excludes strategic developments, special charges or other unusual events.  Such items may be highly variable, difficult to predict and of a size that sometimes have substantial impact on the Company's reported operations for a period. Often, prospective quantification of such items is not feasible.

The Company also excludes expenses associated with the amortization of intangible assets associated with prior business acquisitions.  This adjustment is made to allow investors to evaluate and understand operating trends excluding the non-cash impact of acquired intangible amortization on operating income, earnings per share and other measures.

Management uses these measures internally for planning, forecasting and evaluating the performance of the business. Investors should consider non-GAAP measures in addition to, not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP.

Reconciliations of GAAP measures to adjusted measures appear in the financial tables of this release.

Conference Call Webcast and Dial-in Information

As previously announced, the Company will host a conference call and webcast today at 8:00 a.m. ET.

Webcast: To join the live webcast with audio, go to http://ir.hill-rom.com/events.cfm or http://edge.media-server.com/m/p/nprwokdc. The webcast slide deck will be posted to the Hill-Rom website prior to the webcast.

Conference Call Audio Only Dial-in information: To join the live conference call, dial 877-304-8969 domestic callers / 631-291-4543 international callers.  The following Confirmation Code is required for both: 19694449. Callers will need to provide their name, company affiliation and telephone number to the conference operator.  A recording of the webcast/call audio will be available for telephone replay through May 11, 2015, domestically at 855-859-2056 and internationally at 404-537-3406. For the replay, callers will need to use confirmation code 19694449. If you are unable to listen to the live webcast or the telephone replay, the webcast will be archived at http://ir.hill-rom.com/events.cfm.

About Hill-Rom Holdings, Inc.

Hill-Rom is a leading global medical technology company with more than 7,000 employees worldwide.  We partner with health care providers in more than 100 countries by focusing on patient care solutions that improve clinical and economic outcomes in five core areas: Advancing Mobility, Wound Care and Prevention, Clinical Workflow, Surgical Safety and Efficiency, and Respiratory Health. Hill-Rom's people, products, and programs work towards one mission: Every day, around the world, we enhance outcomes for patients and their caregivers.

www.hill-rom.com

Disclosure Regarding Forward Looking Statements

Certain statements herein contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the Company’s future plans, objectives, beliefs, expectations, representations and projections. It is important to note that forward-looking statements are not guarantees of future performance, and the Company’s actual results could differ materially from those set forth in any forward-looking statements. For a more in depth discussion of factors that could cause actual results to differ from those contained in forward-looking statements, see the discussions under the heading “Risk Factors” in the Company’s previously filed most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. The Company assumes no obligation to update or revise any forward-looking statements.
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Hill-Rom Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Income (Loss)
(Dollars in millions, except per share data)
(unaudited)

	Quarter Ended March 31		Year To Date Ended March 31

	2015	2014	2015	2014
Net revenue
Capital sales	$375.7	$313.6	$749.1	$609.1
Rental revenue	99.1	101.7	190.7	199.6
Total revenue	474.8	415.3	939.8	808.7
Cost of revenue
Cost of goods sold	213.9	169.5	434.4	340.7
Rental expenses	46.7	43.1	91.3	88.5
Total cost of revenue	260.6	212.6	525.7	429.2
Gross profit
Capital	161.8	144.1	314.7	268.4
Rental	52.4	58.6	99.4	111.1
Total gross profit	214.2	202.7	414.1	379.5
As a percentage of sales	45.1%	48.8%	44.1%	46.9%

Research and development expenses	22.2	16.4	44.0	32.8
Selling and administrative expenses	149.9	130.1	305.0	268.1
Special charges	3.8	28.4	7.5	29.4

Operating profit	38.3	27.8	57.6	49.2

Other income/(expense), net	(1.7)	(2.5)	(4.0)	(4.5)

Income tax expense	10.5	28.6	15.4	34.8

Net income (loss)	$26.1	$(3.3)	$38.2	$9.9

Diluted earnings (loss) per share:
Earnings (loss) per share	$0.45	$(0.06)	$0.66	$0.17

Average common shares outstanding - diluted (thousands)	57,610	57,303	57,894	58,612

Dividends per common share	$0.1600	$0.1525	$0.3125	$0.2900

Non-GAAP Financial Disclosures and Reconciliations

While Hill-Rom reports financial results in accordance with U.S. GAAP, this press release includes non-GAAP measures. Hill-Rom uses non-GAAP measures to evaluate and manage its operations and provides the information to assist investors in performing financial analysis that is consistent with financial models developed by research analysts. Investors should consider non-GAAP measures in addition to, not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP.

Hill-Rom Holdings, Inc. and Subsidiaries
Revenue - Constant Currency
(Dollars in millions)

	Quarter Ended March 31
	2015	Foreign Exchange	2015	2014	Constant Currency
	As Reported	Impact	Adjusted	As Reported	Change

Capital sales	$375.7	$(26.7)	$402.4	$313.6	28.3%
Rental revenue	99.1	(2.3)	101.4	101.7	-0.3%
Total	$474.8	$(29.0)	$503.8	$415.3	21.3%

North America	$246.9	$(1.9)	$248.8	$224.5	10.8%
Surgical and Respiratory Care	120.0	(9.9)	129.9	65.6	98.0%
International	107.9	(17.2)	125.1	125.2	-0.1%
Total	$474.8	$(29.0)	$503.8	$415.3	21.3%

	Year To Date Ended March 31
	2015	Foreign Exchange	2015	2014	Constant Currency
	As Reported	Impact	Adjusted	As Reported	Change

Capital sales	$749.1	$(38.5)	$787.6	$609.1	29.3%
Rental revenue	190.7	(3.3)	194.0	199.6	-2.8%
Total	$939.8	$(41.8)	$981.6	$808.7	21.4%

North America	$472.1	$(2.5)	$474.6	$430.0	10.4%
Surgical and Respiratory Care	246.3	(14.1)	260.4	128.9	102.0%
International	221.4	(25.2)	246.6	249.8	-1.3%
Total	$939.8	$(41.8)	$981.6	$808.7	21.4%

Hill-Rom Holdings, Inc. and Subsidiaries
Reconciliation: Earnings (Loss) Per Share
(Dollars in millions, except per share data)

	Quarter Ended March 31, 2015			Quarter Ended March 31, 2014
	Income Before Income Taxes	Income Tax Expense	Diluted EPS*	Income Before Income Taxes	Income Tax Expense	Diluted EPS*

GAAP Earnings	$36.6	$10.5	$0.45	$25.3	$28.6	$(0.06)
Adjustments:
Acquisition and integration costs	3.8	1.2	0.05	1.7	0.6	0.02
Acquisition-related intangible asset amortization	7.6	2.2	0.10	6.9	2.0	0.09
Employee benefits change	-	-	-	(12.2)	(4.7)	(0.13)
FDA remediation expenses	1.2	0.4	0.01	0.8	0.2	0.01
Field corrective actions	1.2	0.2	0.02	(1.9)	(1.2)	(0.01)
Litigation credit	(0.9)	(0.3)	(0.01)	-	-	-
Special charges	3.8	0.1	0.06	28.4	9.9	0.32
Foreign valuation allowance	-	1.9	(0.03)	-	(19.6)	0.34
Adjusted Earnings	$53.3	$16.2	$0.64	$49.0	$15.8	$0.57

	Year to Date Ended March 31, 2015			Year to Date Ended March 31, 2014
	Income Before Income Taxes	Income Tax Expense	Diluted EPS*	Income Before Income Taxes	Income Tax Expense	Diluted EPS

GAAP Earnings	$53.6	$15.4	$0.66	$44.7	$34.8	$0.17
Adjustments:
Acquisition and integration costs	12.7	4.0	0.15	3.6	1.2	0.04
Acquisition-related intangible asset amortization	15.7	4.4	0.20	13.8	4.2	0.16
Employee benefits change	-	-	-	(12.2)	(4.7)	(0.13)
FDA remediation expenses	1.7	0.6	0.02	1.7	0.6	0.02
Field corrective actions	2.3	0.7	0.03	(0.7)	(0.8)	-
Litigation credit	(0.9)	(0.3)	(0.01)	-	-	-
Special charges	7.5	0.3	0.12	29.4	10.3	0.33
Foreign valuation allowance	-	1.9	(0.03)	-	(19.6)	0.34
Adjusted Earnings	$92.6	$27.0	$1.13	$80.3	$26.0	$0.93
* Does not add due to rounding.

Hill-Rom Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Dollars in millions)
(unaudited)

	March 31, 2015	September 30, 2014
Assets
Current Assets
Cash and cash equivalents	$114.5	$99.3
Trade accounts receivable, net of allowances	368.0	411.0
Inventories, net	168.7	176.2
Other current assets	93.4	92.8
Total current assets	744.6	779.3

Property, plant and equipment, net	286.0	261.5
Goodwill	387.3	399.8
Other assets	288.3	311.5

Total Assets	$1,706.2	$1,752.1

Liabilities
Current Liabilities
Trade accounts payable	$87.7	$112.7
Short-term borrowings	128.7	126.9
Other current liabilities	185.3	202.7
Total current liabilities	401.7	442.3

Long-term debt	449.8	364.9
Other long-term liabilities	132.4	138.4

Total Liabilities	983.9	945.6

Shareholders' Equity	722.3	806.5

Total Liabilities and Shareholders' Equity	$1,706.2	$1,752.1

Hill-Rom Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Dollars in millions)
(unaudited)

	Year to Date Ended March 31

	2015	2014
Operating Activities
Net income	$38.2	$9.9
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation	34.9	33.6
Amortization	5.5	7.0
Acquisition-related intangible asset amortization	15.7	13.8
Provision for deferred income taxes	(6.2)	6.5
(Gain) loss on disposal of property, equipment leased to others,
intangible assets and impairments	(0.2)	7.8
Stock compensation	9.9	9.0
Excess tax benefits from employee stock plans	(1.4)	0.6
Change in working capital excluding cash, current investments, current debt and acquisitions and dispositions:
Trade accounts receivable	22.6	15.8
Inventories	(3.9)	0.9
Other current assets	(2.8)	(1.3)
Trade accounts payable	(16.6)	(14.5)
Accrued expenses and other liabilities	(9.4)	(14.6)
Other, net	0.8	3.4
Net cash provided by operating activities	87.1	77.9

Investing Activities
Capital expenditures and purchases of intangibles	(80.3)	(31.4)
Proceeds on sale of property and equipment leased to others	0.9	1.3
Payment for acquisition of businesses, net of cash acquired	(2.7)	(14.3)
Refund on acquisition of businesses	-	4.6
Other	(4.8)	-
Net cash used in investing activities	(86.9)	(39.8)

Financing Activities
Net change in short-term debt	(0.7)	(0.2)
Borrowings on revolving credit facility	95.0	41.0
Proceeds from long-term debt	-	0.6
Payment of long-term debt	(7.6)	(5.0)
Purchase of noncontrolling interest	(1.3)	(1.0)
Payment of cash dividends	(17.7)	(16.7)
Proceeds on exercise of stock options	9.1	7.4
Proceeds from stock issuance	1.3	1.3
Excess tax benefits from employee stock plans	1.4	(0.6)
Treasury stock acquired	(57.1)	(71.6)
Net cash provided by (used in) financing activities	22.4	(44.8)

Effect of exchange rate changes on cash	(7.4)	(0.4)

Net Cash Flows	15.2	(7.1)

Cash and Cash Equivalents:
At beginning of period	99.3	127.4
At end of period	$114.5	$120.3